Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TYSON FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-0225165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
_____________

2200 Don Tyson Parkway
Springdale, Arkansas 72762-6999
(Address of Principal Executive Offices) (Zip Code)
_____________

TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN
TYSON FOODS, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
_____________

Dennis Leatherby
Executive Vice President and Chief Financial Officer
Tyson Foods, Inc.
2200 Don Tyson Parkway
Springdale, Arkansas 72762-6999
Tel. (479) 290-4000
(Name, address, and telephone number, including area code, of agent for service)
_____________

With a copy to:

Daniel L. Heard
Kutak Rock LLP
124 West Capitol Avenue, Suite 2000
Little Rock, Arkansas 72201-3706
(501) 975-3000
_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Common Stock, $0.10 par value	56,840,000 shares	$23.33	$1,326,077,200	$180,877

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Class A Common Stock registered hereunder includes such indeterminate number of additional shares of Class A Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Instruction F of Form S-8 and Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interests being offered or sold pursuant to the plans. In accordance with Rule 457(h)(2), no registration fee is payable with respect to such interests.

(2)
Of the 56,840,000 shares of Class A Common Stock being registered hereby, 29,340,000 shares are being registered pursuant to the Tyson Foods, Inc. 2000 Stock Incentive Plan and 27,500,000 shares are being registered pursuant to the Tyson Foods, Inc. Employee Stock Purchase Plan.

(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Class A Common Stock as reported on the New York Stock Exchange on February 21, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The documents containing the information required in Part I of Form S-8 will be sent or given to employees participating in the Tyson Foods, Inc. 2000 Stock Incentive Plan and/or the Tyson Foods, Inc. Employee Stock Purchase Plan (as applicable), as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents previously filed by Tyson Foods, Inc. (the “Company”) with the Commission are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended September 29, 2012, filed with the Commission on November 19, 2012;

(b)	The Company’s quarterly report on Form 10-Q for the quarter ended December 29, 2012, filed with the Commission on February 1, 2013;

(c)	The Company’s current reports on Form 8-K filed on November 19, 2012, and February 5, 2013; and

(d)
The description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on October 14, 1997, including any amendment or report filed with the Commission for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Company is a corporation incorporated under the Delaware General Corporation Law (the “DGCL”). Section 102(b)(7) of the DGCL enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of the Company includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the Company’s Fourth Amended and Restated By-Laws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the Company as authorized by the relevant sections of the DGCL.

Pursuant to the Company’s Fourth Amended and Restated By-Laws, the Company may maintain a directors’ and officers’ insurance policy which insures the directors or officers of the Company and those serving at the request of the Company as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. The Company currently has a policy providing directors and officers liability insurance in certain circumstances.

In addition, the Company has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that the Company will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See attached Exhibit Index following the signature page, which is incorporated herein by reference.

Item 9.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, this 22nd day of February, 2013.

TYSON FOODS, INC.

By:	/s/ Dennis Leatherby
Name:	Dennis Leatherby
Title:	Executive Vice President and Chief Financial Officer

S-1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, together with all necessary exhibits and any and all other documents filed in connection with such filings, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of the Class A Common Stock of Tyson Foods, Inc., $0.10 par value per share, to be issued and delivered in accordance with the Tyson Foods, Inc. 2000 Stock Incentive Plan and the Tyson Foods, Inc. Employee Stock Purchase Plan, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Donnie Smith	President and Chief Executive Officer	February 22, 2013
Donnie Smith	(Principal Executive Officer)

/s/ Dennis Leatherby	Executive Vice President and Chief Financial Officer	February 22, 2013
Dennis Leatherby	(Principal Financial Officer)

/s/ Curt T. Calaway	Senior Vice President, Controller and	February 22, 2013
Curt T. Calaway	Chief Accounting Officer
(Principal Accounting Officer)

/s/ John Tyson	Chairman of the Board of Directors	February 22, 2013
John Tyson

/s/ Kathleen M. Bader	Director	February 22, 2013
Kathleen M. Bader

/s/ Gaurdie E. Banister Jr.	Director	February 22, 2013
Gaurdie E. Banister Jr.

/s/ Jim Kever	Director	February 22, 2013
Jim Kever

/s/ Kevin M. McNamara	Director	February 22, 2013
Kevin M. McNamara

/s/ Brad T. Sauer	Director	February 22, 2013
Brad T. Sauer

/s/ Robert C. Thurber	Director	February 22, 2013
Robert C. Thurber

	Director	February __, 2013
Barbara A. Tyson

/s/ Albert C. Zapanta	Director	February 22, 2013
Albert C. Zapanta

S-2

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Kutak Rock LLP
23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers, LLP
24.1	Power of Attorney (included on signature page of the Registration Statement)
99.1	Tyson Foods, Inc. 2000 Stock Incentive Plan
99.2	Tyson Foods, Inc. Employee Stock Purchase Plan